EXHIBIT 1
JOINT FILING AGREEMENT
We, the signatories of this statement on Schedule 13G filed with respect to the Shares of Common Stock, $0.01 par value per share, of Cobalt International Energy, Inc., to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d—1(k) under the Securities Exchange Act of 1934, as amended.
Dated: February 4, 2011

WILLIAM E. MACAULAY
By:	/s/ Anne E. Gold
	Name:	Anne E. Gold, Attorney-in-Fact

FIRST RESERVE GP XI, INC.
By:	/s/ Anne E. Gold
	Name:	Anne E. Gold
	Title:	Chief Compliance Officer/Secretary

FIRST RESERVE GP XI, L.P. By: First Reserve GP XI, Inc., its general partner
By:	/s/ Anne E. Gold
	Name:	Anne E. Gold
	Title:	Chief Compliance Officer/Secretary

FIRST RESERVE FUND XI, L.P. By: First Reserve GP XI, L.P., its general partner By: First Reserve GP XI, Inc., its general partner
By:	/s/ Anne E. Gold
	Name:	Anne E. Gold
	Title:	Chief Compliance Officer/Secretary

FR XI ONSHORE AIV, L.P. By: First Reserve GP XI, L.P., its general partner By: First Reserve GP XI, Inc., its general partner
By:	/s/ Anne E. Gold
	Name:	Anne E. Gold
	Title:	Chief Compliance Officer/Secretary